Exhibit 10.12

2009 COASTAL CAROLINA BANCSHARES, INC.

STOCK INCENTIVE PLAN

ARTICLE I

PURPOSE; EFFECTIVE DATE; DEFINITIONS

1.1                                 Purpose. The Coastal Carolina Bancshares, Inc. Stock Incentive Plan (the “Plan”) is intended to secure for Coastal Carolina Bancshares, Inc., a South Carolina corporation (the “Company”), and its shareholders the benefits of the incentive inherent in common stock ownership by the employees of the Company who are largely responsible for the Company’s future growth and continued financial success and to afford such persons the opportunity to obtain or increase their proprietary interest in the Company on a favorable basis and thereby have an opportunity to share in its success.

1.2                                 Effective Date. Subject to shareholder approval and required regulatory approval with respect to the provisions herein related to grants of restricted stock, the Plan shall become effective as of the date that the Company’s proposed national bank subsidiary first opens for business (the “Effective Date”).

1.3                                 Definitions. Throughout the Plan, the following terms shall have the meanings indicated:

(a)                                  “Agreement” shall mean an Option Agreement or a Restricted Stock Agreement.

(b)                                 “Benefits” shall mean any one or more of the following awards that may be offered by the Committee to Employees under the Plan:

(i) Options (including ISOs and NQSOs); or

(ii) Restricted Stock.

(c)                                  “Board” shall mean the Board of Directors of the Company.

(d)                                 “Business Combination” shall mean a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the Company’s acquisition of assets of another corporation, partnership or limited liability company.

(e)                                  “Change of Control” shall mean:

(1)                                  The acquisition by a Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the Outstanding Company Common Stock or (ii) the Outstanding Company Voting Securities; provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 1.3(c); or

(2)                                  Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than a member of the Board; or

(1)          Consummation of a Business Combination, in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock or comparable interests if such resulting entity is not a corporation and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or comparable management group, as the case may be, of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation or other entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock or comparable interests of the corporation or other entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or comparable management group of such corporation or other entity except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of Directors or comparable management group of the corporation or other entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4)                                  Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(f)                                    “Code” shall mean the Internal Revenue Code of 1986, as amended, any successor revenue laws of the United States and the rules and regulations promulgated thereunder.

(g)                                 “Committee” shall mean any committee of the Board designated by the Board to administer the Plan.

(h)                                 “Common Stock” shall mean the common stock, par value $.01 per share, of the Company.

(i)                                     “Company” shall have the meaning set forth in Section 1.1 above.

(j)                                     “Effective Date” shall have the meaning set forth in Section 1.2 above.

(k)                                  “Employee” shall mean any person engaged or proposed to be engaged as an officer or employee of the Company or any subsidiary thereof.

(l)                                     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m)                               “Fair Market Value” on any date with respect to the Common Stock shall mean:

(1)  if the Common Stock is listed on a national securities exchange, the last reported sale price of a share of the Common Stock on such exchange or, if no sale occurs on that date, the average of the reported closing bid and asked prices on that date;

(2)  if the Common Stock is otherwise publicly traded, the last reported sale price of a share of the Common Stock under the quotation system under which the sale price is reported or, if no sale occurs on that date, the average of the reported closing bid and asked prices on that date under the quotation system under which the bid and asked prices are reported;

(3)  if no such last sales price or average of the reported closing bid and asked prices are available on that date, the last reported sale price of a share of the Common Stock, or if no sale takes place, the average of the reported closing bid and asked prices as so reported for the immediately preceding business day (i) on the national securities exchange on which the Common Stock is listed or (ii) if the Common Stock is otherwise publicly traded, under the quotation system under which such data are reported, or

(4)  if none of the prices described above is available, the value of a share of the Common Stock as reasonably determined in good faith by the Committee in a manner that it believes to be in accordance with the Code.

In determining the Fair Market Value of a share of Common Stock in connection with the issuance of an ISO (as defined below), the Fair Market Value shall be determined without regard to any restriction, other than a restriction that, by its terms, will never lapse.

(n)                                 “ISO” shall mean an Option that qualifies as an incentive stock option under Section 422 of the Code and is not otherwise designated when granted. No Option that is intended to be an ISO shall be invalid under the Plan for failure to qualify as an ISO.

(o)                                 “NQSO” shall mean a nonqualified stock option which is an Option that does not qualify as an incentive stock option under Section 422 of the Code. An option will be a NQSO if it does not satisfy the requirements of an ISO or if it is designated as a NQSO when granted.

(p)                                 “Option” shall mean an option to purchase shares of Common Stock granted by the Committee to an Employee pursuant to the Plan. An Option may be an ISO or an NQSO.

(q)                                 “Option Agreement” shall mean an agreement between the Company and an Employee evidencing an Option grant.

(r)                                    “Option Shares” shall mean the shares of Common Stock purchased upon exercise of an Option.

(s)                                  “Outstanding Company Common Stock” shall mean, as of any date, the then outstanding shares of Common Stock.

(t)                                    “Outstanding Company Voting Securities” shall mean, as of any date, the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

(u)                                 “Plan” shall mean the 2009 Coastal Carolina Bancshares, Inc. Stock Incentive Plan, as the same may be amended from time to time.

(v)                                 “Person” shall mean any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(w)                               “Restricted Stock” shall mean Common Stock granted under Article V of the Plan, subject to such restrictions as the Committee may determine, as evidenced in a Restricted Stock Agreement. Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms of the Restricted Stock Agreement, they become transferable and free of substantial risk of forfeiture.

(x)                                   “Restricted Stock Agreement” shall mean an agreement between the Company and an Employee pursuant to which Restricted Stock is issued to the Employee pursuant to the Plan.

(y)                                 “Restriction Period” shall mean the time period during which Restricted Stock is subject to the restrictions set forth in a Restricted Stock Agreement.

(z)                                “10% Shareholder” shall mean an individual owning (directly or by attribution as provided in Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

ARTICLE II

ADMINISTRATION

2.1                                 Committee Administration. The Plan and the Benefits awarded hereunder shall be interpreted, construed and administered by the Committee in its sole discretion. An Employee eligible to receive Benefits under the Plan may appeal to the Committee in writing any decision or action of the Committee with respect to the Plan that adversely affects the Employee. Upon review of such appeal and in any other case where the Committee has acted with respect to the Plan, the interpretation and construction by the Committee of any provisions of the Plan or of any Benefit shall be conclusive and binding on all parties.  Notwithstanding any other provision herein to the contrary, this Plan shall be administered in accordance with the provisions of applicable regulatory agencies’ policies relating to stock benefit plans.

2.2                                 Committee Composition. The Committee shall consist of not less than two persons who shall be members of the Board and shall be subject to such terms and conditions as the Board may prescribe. Each Committee member shall be a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “outside director” as defined in Section 1.162-27(e)(3) of the Code. Once designated, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused and remove all members of the Committee.

A majority of the entire Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In addition, any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Subject to the provisions of the Plan and the Company’s bylaws, and to any terms and conditions prescribed by the Board, the Committee may make such additional rules and regulations for the conduct of its business as it shall deem advisable. The Committee shall hold meetings at such times and places as it may determine.

2.3                                 Committee Powers. The Committee shall have authority to award Restricted Stock and to grant Options pursuant to an Agreement providing for such terms (not inconsistent with the provisions of the Plan) as the Committee may consider appropriate. Such terms shall include, without limitation, as applicable, the number of shares, the Option price, the medium and time of payment, the term of each award and any vesting requirements and may include conditions (in addition to those contained in the Plan) on the exercisability of all or any part of an Option or on the transferability or forfeitability of Restricted Stock. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option may be exercised or the time at which Restricted Stock may become transferable or nonforfeitable. In addition, the Committee shall have complete discretionary authority to prescribe the form of Agreements; to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. All expenses of administering the Plan shall be borne by the Company.

2.4                                 Limitation on Receipt of Benefits by Committee Members. No person while a member of the Committee shall be eligible to receive Benefits under the Plan, but a member of the Committee may exercise Options granted hereunder prior to his or her becoming a member of the Committee.

2.5                                 Good Faith Determinations. No member of the Committee or other member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Benefit granted hereunder.

ARTICLE III

ELIGIBILITY; TYPES OF BENEFITS; SHARES SUBJECT TO PLAN

3.1                                 Eligibility. The Committee shall from time to time determine and designate the Employees of the Company to receive Benefits under the Plan and the number of Options and shares of Restricted Stock to be awarded to each such Employee, or the formula or other basis on which such Benefits shall be awarded to Employees. In making any such award, the Committee may take into account the nature of services rendered by an Employee, commissions or other compensation earned by the Employee, the capacity of the Employee to contribute to the success of the Company and other factors that the Committee may consider relevant.

3.2                                 Types of Benefits. Benefits under the Plan may be granted in any one or any combination of Options and Restricted Stock. The Committee may award Benefits subject to any condition or conditions consistent with the terms of the Plan that the Committee in its sole discretion may consider appropriate.

3.3                                 Shares Subject to the Plan. Subject to the provisions of Section 4.1(e) (relating to adjustment for changes in Common Stock), the maximum number of shares that may be issued or reserved for issuance under the Plan, or issued as ISOs, or that may be issued to any one person under the Plan shall not exceed in the aggregate

161,778 shares of Common Stock, as such number of shares may be adjusted after the Effective Date pursuant to Section 4.1(e).  The maximum number of shares of Restricted Stock that may be issued under the Plan shall not exceed 109,000, 5% of the number of shares issued in the Company’s initial public offering.  All shares issued under the Plan may be authorized and unissued shares or authorized and issued shares that have been reacquired by the Company. If any Options granted under the Plan shall for any reason terminate or expire or be surrendered without having been exercised in full, the shares not purchased under such Options shall be available again for grant hereunder.  Upon forfeiture (in whole or in part) of Restricted Stock, the shares of Common Stock forfeited shall be available again for grant under the Plan.

ARTICLE IV

STOCK OPTIONS

4.1                                 Grant; Terms and Conditions. The Committee, in its discretion, may from time to time grant ISOs and/or NQSOs to any Employee eligible to receive Benefits under the Plan. Each Employee who is granted an Option shall enter into an Option Agreement with the Company in a form specified by the Committee and containing such provisions as the Committee, in its sole discretion, shall from time to time approve consistent with the Plan. The Option Agreements need not be identical, but each Option Agreement by appropriate language shall include the substance of all of the following terms and conditions:

(a)                                  Number of Shares. Each Option Agreement shall state the number of shares to which it pertains.

(b)                                 Option Exercise Price. Each Option Agreement shall state the Option exercise price, which shall not be less than 100% of the Fair Market Value of the shares of Common Stock subject to the Option on the date of granting the Option. In the case of an ISO granted to a 10% Shareholder, the price at which each share of Common Stock covered by the Option may be purchased shall not be less than 110% of the Fair Market Value per share of Common Stock on the date of grant of the Option. The date of the grant of an Option shall be the date specified by the Committee in its grant of the Option.

(c)                                  Medium and Time of Payment. Upon the exercise of an Option, the Option exercise price shall be payable in United States dollars, in cash, by wire transfer, by certified or bank cashier’s check or by personal check drawn on funds on deposit with Coastal Carolina National Bank. An Option shall be deemed to be exercised on the date that the Company receives full payment of the exercise price for the number of shares for which the Option is being exercised.

(d)                                 Exercisability and Term of Options. Every Option Agreement shall provide that, unless earlier terminated and subject to any vesting provision, Options granted pursuant to the Plan shall be exercisable at any time on or after the dates set forth in the Option Agreement and before the date that is ten years after the date of the grant or, in the case of an ISO granted to a 10% Shareholder, before the date that is five years after the date of grant. An Option Agreement may in the discretion of the Committee contain provisions relating to vesting of Options.  Each Option Agreement may provide for acceleration of exercisability in the event of death or permanent and total disability (as defined in Section 22(e)(3) of the Code).  In addition, any Option Agreement with any employee who has an employment agreement with the Company or one of its subsidiaries may provide for acceleration of exercisability upon termination of the employee’s employment without “Cause” or for “Good Reason” as such terms are defined in the applicable employment agreement.  Notwithstanding the foregoing, (i) in the event of a Change of Control of the type set forth in paragraph (1), (2) or (4) of the definition of Change of Control and (ii) immediately prior to the occurrence of a Change of Control of the type set forth in paragraph (3) of the definition of Change of Control, each Option outstanding under the Plan shall become exercisable in whole or in part without regard to any vesting provisions set forth in the related Option Agreement provided such Change of Control, other than a dissolution or liquidation, does not occur prior to the third anniversary of the opening of Coastal Carolina National Bank, the Company’s wholly owned subsidiary (the “Bank”).  The last three sentences shall apply to any outstanding Options which are ISOs to the extent permitted by Section 422(d) of the Code, and such outstanding ISOs in excess thereof shall, immediately upon the occurrence of the event described in such sentence, be treated for all purposes of the Plan as NQSOs and shall be immediately exercisable as such as provided in such sentence.

During the lifetime of the optionee, the Option shall be exercisable only by him or her and shall not be assignable or transferrable by him or her and no person shall acquire any rights therein. An Option may be transferred (unless the Committee otherwise prescribes) by will or the laws of descent and distribution.

Notwithstanding the foregoing, an Option shall terminate and may not be exercised if the Employee to whom it is granted ceases to be employed by the Company, except that the Option Agreement may, in the discretion of the Committee, provide:

(1)                                  that, if such Employee’s employment terminates for any reason, the Employee may at any time within three months after termination of his or her employment exercise his or her Option but only to the extent the Option was exercisable by him or her on the date of termination of employment;

(2)                            that, if such Employee’s employment terminates on account of permanent and total disability (as defined in Section 22(e)(3) of the Code), then the Employee may at any time within one year after termination of his or her employment exercise his or her Option but only to the extent that the Option was exercisable on the date of termination of employment; and

(3)                            that, if such Employee dies while in the employ of the Company, or within the three month or one year period following termination of his or her employment as described in clause (1) or (2) above, then his or her Option may be exercised at any time within one year following his or her death by the person or persons to whom his or her rights under the Option shall pass by will or by the laws of descent and distribution, but only to the extent that such Option was exercisable by him or her on the date of termination of employment.

Notwithstanding the foregoing, if approval of shareholders has not been obtained as required by Section 6.9 at the time the Employee ceases to be employed by the Company, the Option Agreement may, in the discretion of the Committee and subject to such conditions as the Committee may determine, provide that the time periods described in clauses (1), (2) and (3) shall not begin to run until the approval of shareholders has been obtained and the time period shall extend for up to eight months or such shorter period of time as management of the Company may determine.

Any cessation of employment, for purposes of ISOs only, shall include any leave of absence in excess of 90 days unless the optionee’s reemployment rights are guaranteed by law or by contract. Notwithstanding anything to the contrary in this section, an Option may not be exercised by anyone after the expiration of its term. Not less than 100 shares may be purchased at any one time unless the number purchased is the total number at the time purchasable under the Option.

(e)                                  Recapitalization; Reorganization. Subject to any required action by the shareholders of the Company, the maximum number of shares of Common Stock that may be issued under the Plan pursuant to Section 3.3 above, the number of shares of Common Stock covered by each outstanding Option, the kind of shares subject to outstanding Options and the per share exercise price under each outstanding Option shall be adjusted, in each case, to the extent and in the manner the Committee deems appropriate for any increase or decrease in the number of issued shares of Common Stock resulting from a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other change in the corporate structure or shares of the Company.

Subject to any action required by the shareholders, in the event of a Business Combination that does not result in a Change of Control, each outstanding Option shall pertain to and apply to the securities or other consideration that a holder of the number of shares of Common Stock subject to the Option would have been entitled to receive in the Business Combination.  In the event of a Business Combination that results in a  Change of Control of the type set forth in paragraph (3) of the definition of Change of Control or in the event of the complete liquidation or dissolution of the Company, then each outstanding Option shall terminate; provided, however, that each holder thereof shall, in such event, have the right immediately prior to such Change of Control (provided it takes place on or after the third anniversary of the opening of the Bank) or complete liquidation or dissolution, to exercise his or her Option in whole or in part without regard to any installment provision that might be contained in the applicable Agreement.  The last sentence shall apply to any outstanding Options which are ISOs to the extent permitted by Section 422(d) of the Code, and such outstanding ISO’s in excess thereof shall, immediately upon the occurrence of such Business Combination, be treated for all purposes of the Plan as NQSOs and shall be immediately exercisable as such as provided in such sentence.  Notwithstanding the foregoing, in no event shall any

Option be exercisable after the date of termination of the exercise period of such Option.

In the event of a change in the Common Stock as presently constituted, which change is limited to a change of all of the authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be shares of Common Stock within the meaning of the Plan.

The foregoing adjustments shall be made by the Committee, whose determination shall be final, binding and conclusive.

Except as expressly provided in this section, the holder of an Option shall have no rights by reason of (i) any subdivision or consolidation of shares of any class, (ii) any stock dividend, (iii) any other increase or decrease in the number of shares of stock of any class, (iv) any dissolution, liquidation, merger, consolidation, spin-off, split-off or split-up of assets of the Company or stock of another corporation or (v) any issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class. Moreover, except as expressly provided in this section, the occurrence of one or more of such events shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of shares of Common Stock subject to an Option.

The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve or liquidate or to sell or otherwise transfer all or any part of its business or assets.

(f)                                    Rights as a Shareholder. Subject to Section 5.10 below regarding uncertificated shares, an optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares covered by his or her Option until the date of the issuance of a stock certificate to him or her for those shares upon payment of the exercise price. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in subsection 4.1(e).

(g)                                 Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). No modification of an Option shall, without the consent of the optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

4.2                                 Other Terms and Conditions. Through the Option Agreements authorized under the Plan, the Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of Options, as it deems advisable.

4.3                                 Additional Provisions Applicable to Incentive Stock Options. The Committee may, in its discretion, grant options under the Plan to eligible Employees which Options constitute ISOs; provided, however, that the aggregate Fair Market Value of the Common Stock with respect to which ISOs are exercisable for the first time by the optionee during any calendar year shall not exceed the limitation set forth in Section 422(d) of the Code. The Committee may require an optionee to notify the Company promptly if there is a disqualifying disposition, as defined in Section 422 of the Code, of any shares received through the exercise of an ISO. The Company also may insert a legend on any certificate evidencing shares of Common Stock issued pursuant to an ISO requiring the transfer agent to report to the Company any transfer of such shares within one year of exercise or two years of grant.

4.4                                                Capital Requirements.

(a)  The Company and/or any bank subsidiary of the Company may be required to increase its or their capital to meet capital requirements imposed by statute, rule, regulation or guideline. In order to achieve such capital increase, a regulatory agency may direct the Company to require an Option holder to either (i) exercise or forfeit all or part of his Options or (ii) allow the Options to be terminated. If a regulatory agency so directs the

Company, then the Option holder must exercise or forfeit his Options as set forth below, subject to the terms set forth herein and in the Option Agreement.

(b)  When the Company and/or any bank subsidiary of the Company are required to increase its or their capital as described in subsection (a) above, the Company shall send a notice (the “Notice”) to each option holder (i) specifying the number of shares for which the Options must be exercised (the “Number”); (ii) specifying the date prior to which the Options must be totally or partially exercised, as the case may be (the “Deadline”); and (iii) stating that the failure of the Option holder to exercise the Options shall result in their automatic termination.  If less than all shares relating to warrants and options held by all holders of warrants or options of the Company under agreements containing a provision substantially similar to this one are required by the Company to be exercised or cancelled, the Number for each Option holder shall reflect a proportionate allocation based on the number of shares of Common Stock subject to his Option as compared to the total number of shares subject to warrants and options held by persons holding warrants or options with such a provision as a group.

(c)  If the Option holder does not exercise the Options pursuant to the terms of the Notice, the Options shall be automatically terminated on the Deadline, without further act or action by the Option holder or the Company, and the Option holder shall deliver his Option Agreement to the Company for cancellation; however, a failure to cancel an Option Agreement for any reason (including non-delivery to the Company) shall not effect such termination. If the Number is less than the total number of shares that are then subject to exercise under the Option holder’s Option Agreement, the Company shall issue a new Option Agreement with respect to the shares remaining covered thereby.

ARTICLE V

RESTRICTED STOCK

5.1                                 Grant; Terms and Conditions.  The Committee, in its discretion, may from time to time award Restricted Stock to any Employee eligible to receive Benefits under the Plan. Each Employee who is awarded Restricted Stock shall enter into a Restricted Stock Agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the award and such other matters consistent with the Plan as the Committee in its sole discretion shall determine. Such conditions may include, but shall not be limited to, the deferral of a percentage of the Employee’s annual cash compensation, not including dividends paid on Restricted Stock, if any, to be applied toward the purchase of Restricted Stock upon such terms and conditions, including such discounts, as may be set forth in the Restricted Stock Agreement.

Restricted Stock awarded to Employees may not be sold, transferred, pledged or otherwise encumbered during a Restriction Period commencing on the date of the award and ending at such later date or dates as the Committee may designate at the time of the award.  Notwithstanding the foregoing, the Restriction Period shall end (i) upon a Change of Control of the type set forth in paragraph (1), (2) or (4) of the definition of Change of Control and (ii) immediately prior to a Change of Control of the type set forth in paragraph (3) of the definition of Change of Control provided such Change of Control, other than a dissolution or liquidation, does not occur prior to the third anniversary of the opening of the Bank.  The Employee shall have the entire beneficial ownership of the Restricted Stock awarded to him or her, including the right to receive dividends and the right to vote such Restricted Stock.

If an Employee ceases to be employed by the Company prior to the expiration of the Restriction Period, then he or she shall forfeit all of his or her Restricted Stock with respect to which the Restriction Period has not yet expired; provided, however, that the Restricted Stock Agreements, in the discretion of the Committee and pursuant to such terms and conditions as it may impose, may provide: (1) that, if such Employee’s employment terminates on account of permanent and total disability (as defined in Section 22(e)(3) of the Code), that the Restriction Period shall expire and that the Employee shall not forfeit his or her Restricted Stock or any related compensation deferral or a portion thereof; and (2) that, if such Employee dies while employed by the Company, that the Restriction Period shall expire and that none of his or her Restricted Stock or any related compensation deferral or a portion thereof shall be forfeited.  In addition, any Restricted Stock Agreement with an employee who has an employment agreement with the Company or any subsidiary may, in the discretion of the Committee and pursuant to such terms and conditions as it may impose, provide for the expiration of the Restricted Period upon the termination of the employee’s employment without “Cause” or for “Good Reason” as such terms are defined in the applicable employment agreement.

Subject to Section 6.10, each Employee who is awarded Restricted Stock may, but need not, be issued a stock certificate in respect of such shares of Restricted Stock. Each certificate registered in the name of an

Employee, if any, shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award as specifically set forth in the Restricted Stock Agreement.

The Committee shall require that any stock certificate issued in the name of an Employee evidencing shares of Restricted Stock be held in the custody of the Company until the expiration of the Restriction Period applicable to such Restricted Stock and that, as a condition of such issuance of a certificate for Restricted Stock, the Employee shall have delivered a stock power, endorsed in blank, relating to the shares covered by such certificate. In no event shall the Restriction Period end prior to the payment by the Employee to the Company of the amount of any federal, state or local income or employment tax withholding that may be required with respect to the Restricted Stock.

5.2                                 Recapitalization; Reorganization.  If any change is made in the Common Stock by reason of any Business Combination that does not result in a Change of Control or any recapitalization, stock dividend, split up or combination of shares, then any shares received by an Employee with respect to Restricted Stock shall be subject to the same restrictions applicable to such Restricted Stock and the certificates representing such shares shall be deposited with the Company.

ARTICLE VI

MISCELLANEOUS

6.1                                 Withholding Taxes. An Employee granted Options and Restricted Stock under the Plan shall be conclusively deemed to have authorized the Company to withhold from the salary, commissions or other compensation of such Employee funds in amounts or property (including Common Stock) in value equal to any federal, state and local income, employment or other withholding taxes applicable to the income recognized by such Employee and attributable to the Options or Option Shares or Restricted Stock as, when and to the extent, if any, required by law; provided, however, that, in lieu of the withholding of federal, state and local taxes as herein provided, the Company may require that the Employee (or other person exercising such Option or holding such Restricted Stock) pay the Company an amount equal to the federal, state and local withholding taxes on such income at the time such withholding is required or such other time as shall be satisfactory to the Company; and provided further, that as an alternative to complying with withholding requirements as provided above in this sentence, an optionee may elect by written notice to the Company at the time of exercise of an Option to have the number of shares of Common Stock delivered in connection with such exercise reduced by such number of shares such that the Fair Market Value of such shares that are not delivered shall be equal to the required withholding (but in no event in excess of withholding resulting from using the maximum marginal federal and state tax rates in effect).

6.2                                 Amendment, Suspension, Discontinuance or Termination of Plan. The Committee may from time to time amend, suspend or discontinue the Plan or revise it in any respect whatsoever for the purpose of maintaining or improving the effectiveness of the Plan as an incentive device, for the purpose of conforming the Plan to applicable governmental regulations or to any change in applicable law or regulations or for any other purpose permitted by law; provided, however, that no such action by the Committee shall adversely affect any Benefit theretofore granted under the Plan without the consent of the holder so affected; and provided further that the Committee may not materially increase the number of shares of Common Stock authorized under Section 3.3 of the Plan or materially modify the Plan’s requirements as to eligibility for participation without the approval of the shareholders of the Company.

6.3                                 Governing Law. The Plan and all rights and obligations hereunder shall be construed in accordance with and governed by the laws of the State of South Carolina.

6.4                                 Designation. The Plan may be referred to in other documents and instruments as the “2009 Coastal Carolina Bancshares, Inc. Stock Incentive Plan.”

6.5                                 Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any investigation, action, suit or proceeding, or in connection with any appeal therefrom, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Benefit, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in or dismissal or other discontinuance of any such investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such investigation, action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that, within 60 days after institution of any such investigation, action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

6.6                                 Reservation of Shares. The Company shall at all times during the term of the Plan, and so long as any Benefit shall be outstanding, reserve and keep available (and will seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue) such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain from any regulatory body of appropriate jurisdiction authority considered by the Company to be necessary or desirable to the lawful issuance of any shares of its Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such Common Stock as to which such requisite authority shall not have been obtained.

6.7                                 Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

6.8                                 No Obligation to Exercise. The granting of a Benefit shall impose no obligation upon the holder to exercise or otherwise realize the value of that Benefit.

6.9                                 Approval of Shareholders. No Benefit granted under the Plan shall be enforceable against the Company unless and until the Plan has been approved by the shareholders of the Company in the manner and to the extent required by the Code, the Exchange Act and the Code of Laws of South Carolina, as amended.

6.10                           Uncertificated Shares. Each Employee who exercises an Option to acquire Common Stock or is awarded Restricted Stock may, but need not, be issued a stock certificate in respect of the Common Stock so acquired. A “book entry” (i.e., a computerized or manual entry) shall be made in the records of the Company to evidence the issuance of shares of Common Stock to an Employee where no certificate is issued in the name of the Employee. Such Company records, absent manifest error, shall be binding on Employees. In all instances where the date of issuance of shares may be deemed significant but no certificate is issued in accordance with this Section 6.10, the date of the book entry shall be the relevant date for such purposes.

6.11                           Other Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to grant options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.